Exhibit 10.1.5.5

AMENDMENT TO THE
CONSOLIDATED EDISON
THRIFT SAVINGS PLAN

Amending the Thrift Savings Plan to
Accelerate Vesting for Participants in the Consolidated Edison, Inc.
Voluntary Separation Plan for Information Technology Employees
Effective August 1, 2019

Exhibit 10.1.5.5

Whereas, the Board of Directors and the Board of Trustees have the authority to amend in whole or in part any or all of the provisions of the Consolidated Edison Thrift Savings Plan (the “Thrift Savings Plan”); and
Whereas, on July 18, 2019, the Board of Directors and Board of Trustees resolved amending the Thrift Savings Plan, effective August 1, 2019, to provide that any participants in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees who are not otherwise fully vested in their employer matching contributions or defined contribution pension formula contributions in the Thrift Savings Plan, will become fully vested as of their resignation date; and

Whereas, pursuant to the July 18, 2019, resolutions, the Vice President - Human Resources (an "Authorized Officer") is authorized to execute the specified amendments to the Thrift Savings Plan in such form as the Authorized Officer may approve, her execution to be evidence conclusively of her approval thereof.

Now, therefore, the Thrift Savings Plan is amended as set forth below:

Exhibit 10.1.5.5

Amendment Number 1
The Title Page to the Retirement Plan is amended by adding at the end of the Amendment List the following:

20.
Amended, August 1, 2019, to Take Into Account Changes Approved by the Boards for Those Eligible Employees Who Elected to Participate in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees.

Amendment Number 2
The Introduction is amended, to add a new penultimate paragraph to that Section:

Effective as of August 1, 2019, the Thrift Savings Plan was amended to provide that any participants in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees who are not otherwise fully vested in their Employer Matching Contributions or Compensation Credit Contributions, will become fully vested as of the effective date of their resignation.

Amendment Number 3
Article VI, Vesting, Section 6.03, Special Vesting Rules, is amended by adding at the end of the Section, a new subsection (e):
(e)    Each eligible Participant who voluntarily elected to resign his or her employment and participate in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees was 100% vested in his or her Account Balance attributable to Employer Matching Contributions, including those allocated to his or her ESOP Subaccount, if applicable, as of the effective date of his or her resignation (as determined under the terms of the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees).

Exhibit 10.1.5.5

Amendment Number 4
Article XV, Defined Contribution Pension Formula, Section 15.15, Vesting in Compensation Credit Contributions, is amended by adding at the end of the Section, a new subsection (f):
(f)    Each eligible Participant who voluntarily elected to resign his or her employment and participate in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees was 100% vested in his or her DCPF Account as of the effective date of his or her resignation (as determined under the terms of the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees).

IN WITNESS WHEREOF, the undersigned has caused this
instrument to be executed on the 27th day of November.

/s/ Nancy Shannon
Nancy Shannon
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan